AMENDMENT TO INVESTMENT AGREEMENT

THIS AMENDMENT TO INVESTMENT AGREEMENT (this “Amendment”) is entered into by and among, on the one side:

I.

ARVANA PARTICIPAÇÕES S.A., a corporation incorporated and existing under the laws of Brazil, with its head office at Av. Brigadeiro Faria Lima, 1571, 13.º andar, cj. 13B, São Paulo, SP, enrolled at the Corporate Taxpayers Registry of the Ministry of Finance (CNPJ/MF) under No. 04.754.635/0001-35 (hereinafter referred to as “Investor”);

and, on the other side,

II.

GLOINFO 500 SOLUÇÕES EM TELEMÁTICA LTDA., a Brazilian limited company incorporated and existing under the laws of Brazil, with its head office at Av. Pres. Wilson, 228, 2.º andar, Rio de Janeiro, RJ, enrolled at the Corporate Taxpayers Registry of the Ministry of Finance (CNPJ/MF) under No. 03.721.699/0001-77 (hereinafter referred to as “Global”); and

III.	PAULO SANTOS MESSINA, Brazilian, married, businessman, identity card No. 10.244.809-9 IFP, enrolled at the General Taxpayers Roll (CPF/MF) under No.

051.561.257-00, and his spouse, LÚCIA SANGIACOMO MESSINA, Brazilian, married, physician, identity card No. 05971064-0 IFP, enrolled at the General Taxpayers Roll (CPF/MF) under No. 972.605.767-15, both resident and domiciled at Av. Marechal Ramon Castilla, 199, apt. 203 – Botafogo, in Rio de Janeiro, RJ (hereinafter collectively referred to as “PM” and, together with Global, jointly referred to as “Shareholders”);

(Investor, Global and PM are herein also individually referred to as a “Party” and, collectively, as “Parties”.)

and, as intervening-parties,

IV.

ARVANA COMUNICAÇÕES DO BRASIL S.A., a corporation incorporated and existing under the laws of Brazil, with its head office at Av. Brigadeiro Faria Lima, 1571, 13. º andar, cj. 13A, São Paulo, SP, enrolled at the Corporate Taxpayers Registry of the Ministry of Finance (CNPJ/MF) under No. 07.103.201/0001-63 (hereinafter referred to as the “Company”);

V.

ARVANA NETWORKS, INC., a corporation incorporated and existing under the laws of Barbados, with its head office at Suite 3, The Brick House, Bay St., St. Michael, Barbados (hereinafter referred to as “Networks”); and

VI.

TURINCO, INC., a corporation organized and existing under the laws of the State of Nevada, United States of America, with its head office at 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, United States of America (hereinafter referred to as "Turinco").

WHEREAS:

A.	The parties hereto executed that certain Investment Agreement on September 8, 2005 (the “Investment Agreement”), whereby, among other things, they regulated the investment to be made by the Investor in the Company and certain rights and obligations of each of the parties in connection with such investment;

B.	The Parties have agreed to amend certain agreements relating to the transfer of the Transferred Employees to the Company as set forth in the Investment Agreement;

          NOW THEREFORE, the parties agree to enter into this Amendment to Investment Agreement (the “Amendment”) in accordance with the following terms and conditions:

1.	Defined Terms

The terms initiated with capital letters and not otherwise defined herein shall have the meaning ascribed to them in the Investment Agreement.

2.	Change regarding Global’s Contributions to the Company

As per section 1.1 of the Investment Agreement, Global has contributed to the capital or otherwise transferred and/or assigned to the Company the Transferred Assets, as per the minutes of the shareholders’ meeting of the Company held on September 2, 2005, but not the Transferred Employees identified in Schedule 1.1 of the Investment Agreement. The Parties hereby consent to such change and agree that Global shall transfer all of the Transferred Employees to the Company by the Second Closing. The effective date of the transfer shall be agreed upon between Investor and Global. Global shall remain fully and exclusively liable for all debts, obligations and liabilities relating to the Transferred Employees up to their transfer to the Company.

3.	Effects on the Construction of the Investment Agreement and Amendment of Specific
Provisions

In light of section 2 above, the Parties further agree to amend the following specific provisions of the Investment Agreement, as follows:

(i) Section 3.3 is hereby amended so as to include new items “(e)” and “(f)” with the following wording:

“(e) The Transferred Employees shall have been transferred to the Company; and

(f) The Company shall have entered into a confidentiality and non-compete agreement in the form of the draft attached hereto as Exhibit 3.3(e) with any Transferred Employee who is key personnel;”

(ii) Section 4.8 is hereby amended and shall hereafter read as follows:

“4.8 Other Covenants

Without prejudice to any other provision of this Agreement, Global shall (i) deliver to Investor any and all information, including copies of any records, papers and documents, relating to the Company, Global and the Operation; (ii) provide Investor with copies of its financial statements, including a copy of its financial statements for the period ended on July 31, 2005 by the date of the First Closing; (iii) cooperate with Investor and take all measures necessary or otherwise reasonably requested by Investor in connection with the transfer of the Transferred Employees and the Operation to the Company; (iv) assume full responsibility and promptly pay and discharge any debt, obligation or liability, including any loss, damage, principal, interest, fine or penalty, associated with or in any matter relating to the Transferred Assets and respecting the period through the First Closing, and any debt, obligation or liability, including any loss, damage, principal, interest, fine or penalty relating to the Transferred Employees, the Operation or the Trademarks and respecting the period through the Second Closing; and (v) execute and deliver from time to time such additional instruments, documents, conveyances or assurances and take such other actions as necessary or otherwise reasonably requested by Investor to confirm or assure the rights and obligations provided for in this Agreement.”

(iii)	Section 5.1(i) is hereby amended and shall hereafter read as follows:

“(i) The Company owns all of the assets purported to be owned by the Company, including the Transferred Assets, free and clear of any encumbrances, liens, options, shareholders’ or partners’ agreements, or any other restrictions or rights of third parties. As of the date of the Second Closing, the Transferred Employees shall have been duly transferred to the Company and Trademarks and the Operation shall be transferred to the Company, and shall become the exclusive property of the Company, all free and clear of any debts, obligations, encumbrances, liens or other restrictions or rights of third parties;”

(iv)	Section 7.2(b) is hereby amended and shall hereafter read as follows:

“(b) if there is any asset insufficiency (insuficiência ativa) or supervening liability (superveniência passiva) with respect to the Operation or with respect to the Trademarks, the Transferred Employees, the Transferred Assets or any other asset, right or agreement contributed, transferred and/or assigned by Global to the Company, as a result of any act, fact, fault, error or omission whatsoever occurring or taking place through the date of the Second Closing, with respect to the Transferred Employees, the Operation and the Trademarks, or through the date of the First Closing, with respect to the other foregoing items;”

(v)	Section 7.2(c) is hereby amended and shall hereafter read as follows:

“(c) any acts, facts or omissions of any kind relating in any way to the Trademarks, the Transferred Employees, the Transferred Assets, the Company or the Operation occurred or taking place through the date of the Second Closing, with respect to the Transferred Employees, the Operation and the Trademarks, or through the date of the First Closing, with respect to the other foregoing items;”

4.	Ratification of other provisions of the Investment Agreement

The parties agree that all other provisions of the Investment Agreement not expressly amended by this Amendment shall remain in full force and effect.

5.	Miscellaneous

The parties agree that Section 10 - Miscellaneous of the Investment Agreement shall be fully applicable to this Amendment.

          IN WITNESS WHEREOF, the parties execute this instrument in three counterparts of same tenor and content, in the presence of the undersigned witnesses.

São Paulo, October 4, 2005.

ARVANA PARTICIPAÇÕES S.A.

/s/ Estenao Popovics	/s/ Jose Augusto Pinto Moreira
By: Estenao Popovics	By: Jose Augusto Pinto Moreira
Title: Officer	Title: Director

GLOINFO 500 SOLUÇÕES EM TELEMÁTICA LTDA.

/s/ Paulo Santos Mesina
By:
Title:

PAULO SANTOS MESSINA

/s/ Paulo Santos Messina

LÚCIA SANGIACOMO MESSINA

/s/ Lucia Sangiacomo Messina

ARVANA COMUNICAÇÕES DO BRASIL S.A.

/s/ Estenao Popovics	/s/ Jose Augusto Pinto Moreira
By: Estenao Popovics	By: Jose Augusto Pinto Moreira
Title: Director	Title: Director

ARVANA NETWORKS, INC.

/s/ Iain Drummond	____________________________________________
By: Iain Drummond	By:
Title: President	Title:

(signatures continue on the following page)

(signature page of the Amendment to the Investment Agreement, dated October 4, 2005)

TURINCO, INC.

/s/ Michael Jervis	____________________________________________
By: Michael Jervis	By:
Title: Director	Title:

WITNESSES:

1. ____________________________________________	2. ____________________________________________
Name:	Name:
RG:	RG:
CPF:	CPF: